Exhibit 5.1

VanEck Digital Assets, LLC 666 Third Avenue, 9th Floor New York, New York 10017	December 17, 2025
Re: VanEck Avalanche ETF
Ladies and Gentlemen:
We have served as counsel to VanEck Digital Assets, LLC, a Delaware limited liability company, in its capacity as the sponsor (in such capacity, the “Sponsor”) of VanEck Avalanche ETF, a Delaware statutory trust (the “Trust”), in connection with the preparation and filing on the date hereof with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-1 (File No. 333-285831) (together with any amendments thereto, the “Registration Statement”), in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), for the continuous offering of an indeterminate amount of common shares representing fractional undivided beneficial interest in and ownership of the Trust (the “Shares”).
In connection with the preparation of this letter, we have examined executed originals or copies of the following documents:
1.The Amended and Restated Declaration of Trust and Trust Agreement (the “Trust Agreement”), dated as of November 26, 2025, by and between the Sponsor and CSC Delaware Trust Company, a Delaware trust company, as trustee (in such capacity, the “Trustee”).
2.The Master Custody Service Agreement, dated as of November 14, 2025, between the Trust and Anchorage Digital Bank, National Association (the “First AVAX Custodian”), as amended by the Amendment to the Master Custody Service Agreement dated as of November 18, 2025.
3.The Master Prime Broker Agreement, dated June 20, 2024, by and among the Trust, VanEck Ethereum ETF, a Delaware statutory trust, VanEck Bitcoin ETF, a Delaware statutory trust, VanEck Solana ETF, a Delaware statutory trust, Coinbase, Inc., a Delaware corporation and Coinbase Custody Trust Company, LLC, a New York limited liability trust company (the “Second AVAX Custodian”), as amended by the Amendment to the Master Prime Broker Agreement dated as of November 19, 2025 to add the Trust as a party.
4.The Master Custodian Agreement, dated November 20, 2025, between the Trust and State Street Bank and Trust Company, a Massachusetts trust company (in such capacity, the “Cash Custodian”).
5.The Registration Statement.
6.Copy of the global certificate representing the Shares to be issued under the Trust Agreement.
Clifford Chance US LLP
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Tel +12128788000 cliffordchance.com

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Clifford Chance US LLP
7.Such other pertinent records or documents as we have deemed necessary or appropriate as a basis for the opinion set forth herein.
In such examination, we have assumed the following: (i) the authenticity of original documents and the genuineness of all signatures; (ii) the conformity to the originals of all documents submitted to us as copies; and (iii) the accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed.
In rendering the opinion contained herein, we have relied with respect to certain factual matters solely upon the representations, certifications and other information contained in the documents listed in the second paragraph of this letter. We have not made or undertaken to make any independent investigation to establish or verify the accuracy or completeness of such factual representations, certifications and other information. The opinion set forth below is also based on the assumption that the Registration Statement has been declared effective under the Securities Act.
We express no opinion as to matters of law in any jurisdiction other than the State of Delaware.
Except as otherwise expressly set forth in this letter, our opinion is based solely upon the law and the facts as they exist on the date hereof and we undertake no, and disclaim any, obligation to advise you of any subsequent change in law or facts or circumstances which might affect any matter or opinion set forth herein.
Based on the foregoing and subject to the qualifications set forth in this letter, we are of the opinion that (a) the Shares, when issued and sold in the manner contemplated by the prospectus for the offering of the Shares included in the Registration Statement and in accordance with the terms of the Trust Agreement, including the receipt by the First AVAX Custodian, the Second AVAX Custodian or the Cash Custodian, as applicable, on behalf of the Trust, of the consideration required for the issuance of Shares, will be legally issued, fully paid and non-assessable.
We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the use of our name where it appears in the Registration Statement. In giving this consent, we do not concede that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.
Very truly yours,

/s/ Clifford Chance US LLP

24015812069-v6	2	80-41092746